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                                    EXHIBIT 1

MORRISON KNUDSEN CORPORATION                                        NEWS RELEASE

Morrison Knudsen Plaza/P. O. Box 73
Boise, Idaho  83729                             For Further Information Contact:
Telex:  368439/Phone:  (208) 386-5387                   Corporate Communications
Fax:  (208) 386-5065
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FOR RELEASE:

                                JANUARY 10, 1994
               MK PURCHASES MANUFACTURER OF LOCOMOTIVE COMPONENTS
     BOISE - Morrison Knudsen Corporation announced today that MK has purchased Clark Industries, Inc., of Gilman, Illinois, a leading manufacturer of cylinder heads, pistons and liner assemblies for railroad locomotives.
     "This acquisition is another step forward in our vertical integration strategy, to produce key components for MK-manufactured locomotives," said William J. Agee, the company's chairman and chief executive officer. "Clark Industries will complement the product lines of other manufacturers and distributors we have recently acquired."
     Clark Industries holds a patent on cylinder heads. The company will provide state-of-the-art complete power assemblies for EMD and GE engines.
     MK's growing list of locomotive parts manufacturers also includes Motor Coils Manufacturing Company, of Pittsburgh, a manufacturer of traction motors and related equipment, and MK Engine Systems Company, Inc., of Simi Valley, California, and Latham, New York, a manufacturer of locomotive turbochargers and other engine components.
     In addition, MK recently acquired Power Parts Company, of Chicago, one of the world's largest distributors of non-critical engines parts for locomotives.
     Clark Industries has 20 workers at its Gilman, Illinois, plant - a 40,000-square-foot facility.
     Morrison Knudsen Corporation (MRN-NYSE) serves the world's transportation, construction, environmental, industrial and power markets as an engineer, contractor and manufacturer, offering complete development, operations and financial services.

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